                                     EXHIBIT 10.2






                        [___________________________________]
                                      (Grantor)

                                          to


                                     (Trustee)

                                 for the benefit of

                           NOMURA ASSET CAPITAL CORPORATION
                                    (Beneficiary)

                   _______________________________________________


                         DEED OF TRUST, ASSIGNMENT OF LEASES
                           AND RENTS AND SECURITY AGREEMENT

                   _______________________________________________

                             Dated:  As of June __, 1998

               Property Location:

                    ______________________________
                    ______________________________


                  DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

                    Sonnenschein Nath & Rosenthal
                    8000 Sears Tower
                    Chicago, IL  60606
                    Attention:  Todd Stennes


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                                  TABLE OF CONTENTS

                                                                            Page


                               GENERAL PROVISIONS. . . . . . . . . . . . . .   4
     1.   PAYMENT OF DEBT AND INCORPORATION OF COVENANTS, CONDITIONS
          AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.   INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . .   4
     3.   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     4.   PAYMENT OF TAXES, ETC. . . . . . . . . . . . . . . . . . . . . . .   4
     5.   CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     6.   ASSIGNMENT OF LEASES AND RENTS . . . . . . . . . . . . . . . . . .   4
     7.   MAINTENANCE OF PROPERTY. . . . . . . . . . . . . . . . . . . . . .   5
     8.   TRANSFER OR ENCUMBRANCE OF THE PROPERTY. . . . . . . . . . . . . .   6
     9.   CHANGES IN LAWS REGARDING TAXATION . . . . . . . . . . . . . . . .   7
     10.  NO CREDITS ON ACCOUNT OF THE DEBT. . . . . . . . . . . . . . . . .   7
     11.  DOCUMENTARY STAMPS . . . . . . . . . . . . . . . . . . . . . . . .   7
     12.  CONTROLLING AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .   7
     13.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . .   8
     14.  FURTHER ACTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . .   8
     15.  RECORDING OF DEED OF TRUST, ETC. . . . . . . . . . . . . . . . . .   8
     16.  REPORTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . .   8
     17.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .   8
     18.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . .   9
     19.  RIGHT TO CURE DEFAULTS . . . . . . . . . . . . . . . . . . . . . .  10
     20.  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     21.  RIGHT OF ENTRY . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     22.  SECURITY AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  13
     23.  ACTIONS AND PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . .  14
     24.  WAIVER OF SETOFF AND COUNTERCLAIM. . . . . . . . . . . . . . . . .  14
     25.  RECOVERY OF SUMS REQUIRED TO BE PAID . . . . . . . . . . . . . . .  14
     26.  MARSHALLING AND OTHER MATTERS. . . . . . . . . . . . . . . . . . .  14
     27.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . .  15
     28.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . .  15
     29.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . .  15
     30.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . .  15
     31.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .  15
     32.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     33.  AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     34.  WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . .  19
     35.  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . .  19
     36.  SOLE DISCRETION OF BENEFICIARY AND TRUSTEE . . . . . . . . . . . .  19
     37.  NON-WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     38.  NO ORAL CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     39.  LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     40.  INAPPLICABLE PROVISIONS. . . . . . . . . . . . . . . . . . . . . .  20
     41.  HEADINGS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     42.  DUPLICATE ORIGINALS. . . . . . . . . . . . . . . . . . . . . . . .  20
     43.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     44.  HOMESTEAD. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     45.  ASSIGNMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     46.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . .  21
     47.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     48.  DEFEASANCE; RELEASE OF THIS DEED OF TRUST. . . . . . . . . . . . .  21
     49.  NO ELECTION OF REMEDIES. . . . . . . . . . . . . . . . . . . . . .  21
     50.  EXCULPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     51.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                       i
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     52.  TRUSTEE; SUCCESSOR TRUSTEE . . . . . . . . . . . . . . . . . . . .  23
     53.  STATE SPECIFIC RIDER . . . . . . . . . . . . . . . . . . . . . . .  23


EXHIBIT A
EXHIBIT B

          THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (the "DEED OF TRUST"), made as of June __, 1998, by [________________________________] a _______________________________________,
having an address c/o Horizon Group Properties, Inc., 5000 Hakes Drive, Norton Shores, Michigan 49441 ("GRANTOR"), to ____________ ________________, having an address at _______________, as trustee ("Trustee"), in trust for the benefit of Nomura Asset Capital Corporation, a Delaware corporation (together with its successors and assigns, shall hereafter be referred to as "BENEFICIARY"), having its principal place of business at Two World Financial Center, Building B, New York, New York 10281.

                                 W I T N E S S E T H:

          WHEREAS:

          A. Grantor is the owner of a fee simple title to that certain parcel of real property (the "PREMISES") described in EXHIBIT A attached hereto, and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and other improvements now or hereafter located thereon (the "IMPROVEMENTS");

          B. Beneficiary, Grantor and certain other entities affiliated with Grantor (such affiliated entities and Grantor each being referred to individually as a "BORROWER" and collectively as the "BORROWERS") have entered into a certain Loan Agreement dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the "LOAN AGREEMENT") pursuant to which Beneficiary has agreed to make a secured mortgage loan to the Borrowers. Capitalized terms used herein and not herein defined shall have the meanings assigned to such terms in the Loan Agreement.

          C. Pursuant to the Loan Agreement, Beneficiary is making a loan to Borrowers in the aggregate original principal amount of _____________________________________ (_______________) (the "LOAN") and
Borrowers have executed the Note in the principal amount of __________________ (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the "NOTE"). The Note is secured by, INTER ALIA, this Deed of Trust and the other Loan Documents (as hereinafter defined).

          D. To induce Beneficiary to make the Loan and to secure payment of the Note, together with interest thereon, Grantor has agreed to the execution and delivery of this Deed of Trust.

          NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, and as an inducement to Beneficiary to enter into the Loan Agreement, and to secure the payment of all sums which may or shall become due hereunder or under the Note or any of the other documents executed and delivered by a Borrower or an Affiliate of a Borrower evidencing or securing the Loan (such other documents, including, without limitation, the Loan Agreement; that certain Assignment of Leases and Rents of even date herewith given by Grantor to Beneficiary with respect to the Premises (as such assignment may be amended from time to time, the "ASSIGNMENT OF LEASES"); that certain Assignment of Agreements, Licenses, Permits and Contracts of even date herewith given by Grantor to Beneficiary with respect to the Premises (as such assignment may be amended from time to time, the "ASSIGNMENT OF AGREEMENTS"); and this Deed of Trust (as any of the same may, from time to time, be modified, amended or supplemented) being hereinafter collectively referred to as the "LOAN DOCUMENTS"), and including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Grantor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) and (ii) the costs and expenses of enforcing any provision of the Note, this Deed of Trust or any of the other Loan Documents (all such sums being hereinafter collectively referred to as the "DEBT"), and in order to charge with such performance and with such payments the Premises and the Improvements and other property hereinafter described and the rents, revenues, issues, income and profits thereof, Grantor has given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby irrevocably, give, alien, enfeoff, confirm, warrant, pledge, assign, hypothecate, GRANT, BARGAIN, SELL AND CONVEY UNTO TRUSTEE, IN TRUST, with power of sale, for the benefit of Beneficiary, the Premises and Improvements.

          TOGETHER WITH:   all right, title, interest and estate of Grantor now
owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the "PROPERTY"):

          (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

          (b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor, if any, and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or used in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "EQUIPMENT"), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Grantor in and to any of the Equipment that may be subject to any "security interests" as defined in the Uniform Commercial Code, as adopted and enacted by the State where the Property is located (the "UNIFORM COMMERCIAL CODE"), superior in lien to the lien of this Deed of Trust;

          (c) all awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

          (d) all leases and other agreements or arrangements heretofore or hereafter entered into pursuant to which any person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the "LEASES") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Grantor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including, without limitation, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the "RENTS"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

          (e) all proceeds (other than those payable to Grantor under any liability insurance policy of Grantor) of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

          (f) the right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Beneficiary in the Property;

          (g) all accounts (including, without limitation, reserve accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "INTANGIBLES"); and

          (h) all proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

          Without limiting the generality of any of the foregoing, in the event that a proceeding under Title 11 of the United States Code (the "BANKRUPTCY CODE") is commenced by or against Grantor, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Deed of Trust shall automatically extend to all Rents acquired by the Grantor after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

          TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Trustee and its successors and assigns, forever.

          IN TRUST NEVERTHELESS to secure Beneficiary (i) the repayment of the Debt; and (ii) any and all extensions, modifications and renewals of the Note, or any part thereof, however changed in form, manner or amount.

          PROVIDED, HOWEVER, these presents are upon the express condition that, if the Borrowers shall well and truly pay to Beneficiary or defease the Debt at the time and in the manner provided in the Note, the Loan Agreement and the other Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note, the Loan Agreement and in the other Loan Documents in all material respects in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

          AND Grantor represents and warrants to and covenants and agrees with Trustee and Beneficiary as follows:



                                  GENERAL PROVISIONS

          1. PAYMENT OF DEBT AND INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS. Grantor shall pay the Debt at the time and in the manner provided in the Note, the Loan

Agreement and this Deed of Trust. All the covenants, conditions and agreements contained in the Note, the Loan Agreement, or the other Loan Documents are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

          2.   INTENTIONALLY OMITTED.

          3. INSURANCE. (a) Grantor, at its sole cost and expense, for the mutual benefit of Grantor and Beneficiary, shall keep the Property insured and obtain and maintain during the entire term of this Deed of Trust policies of insurance against loss or damage by fire and lightning and against loss or damage by all other risks and hazards as required and in accordance with the terms and provisions of Section 7.1 of the Loan Agreement.

               (b) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Grantor shall give prompt notice thereof to Beneficiary. All amounts to be paid in connection with a Casualty under such policies shall be governed by the terms and provisions of the Loan Agreement.

          4. PAYMENT OF TAXES, ETC. Grantor shall pay all real estate and personal property taxes, assessments, fees or payments in lieu of real estate taxes, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "TAXES") and all ground rents, maintenance charges, impositions other than taxes, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "OTHER CHARGES") as the same become due and payable, in each case subject to Grantor's right to contest the amount or validity or application in whole or in part any taxes or other charges in accordance with Section 5.1(b) of the Loan Agreement.

          5. CONDEMNATION. Grantor shall promptly give Beneficiary written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding with respect to the Property (a "CONDEMNATION") and shall deliver to Beneficiary copies of any and all papers served in connection with such Condemnation. All amounts to be paid in connection with a Condemnation shall be governed by the terms and provisions of the Loan Agreement.

          6. ASSIGNMENT OF LEASES AND RENTS. Grantor does hereby absolutely and unconditionally assign to Beneficiary, all of Grantor's right, title and interest in all current and future Leases and Rents, it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Beneficiary shall not be construed to bind Beneficiary to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Beneficiary. Grantor agrees to execute and deliver to Beneficiary such additional instruments, in form and substance satisfactory to Beneficiary, as may hereafter be requested by Beneficiary to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Grantor a revocable license to operate and manage the Property and to collect the Rents. Grantor shall cause all Rents to be deposited into the Collection Account in accordance with the terms of the Loan Agreement. Upon the occurrence and continuance of an Event of Default (as hereinafter defined), without the need for notice or demand, the license granted to Grantor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents, whether or not Beneficiary enters upon or takes control of the Property. Beneficiary is hereby granted and assigned by Grantor the right, at its option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license shall be applied in accordance with Section 2.6 of the Loan Agreement.

          7. MAINTENANCE OF PROPERTY. (a) Grantor shall not (i) desert or abandon the Property, (ii) change the use of the Property or cause or permit the use or occupancy of any part of the Property to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation; (iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Property; or (iv) take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership.

               (b) Grantor shall, at its expense, (i) take good care of the Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements, (ii) promptly make all repairs to the Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Property in a manner appropriate for the facility and (iii) not commit or suffer to be committed any waste of the Property or do or suffer to be done anything which will materially increase the risk of fire or other hazard to the Property or materially impair the value thereof. Grantor shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Property, clean and free from dirt, snow, ice, rubbish and obstructions. All repairs made by Grantor shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and insurance requirements. To the extent any of the above obligations are obligations of tenants under Leases or other Persons under Property Agreements, Grantor may fulfill its obligations hereunder by causing such tenants or other Persons, as the case may be, to perform their obligations thereunder. As used herein, the terms "repair" and "repairs" shall be deemed to include all necessary replacements.

               (c) Grantor shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Property or any portion thereof nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration (each a "RENOVATION") which would, for a period in excess of one year and in Grantor's best judgment at the time of such demolition, removal, construction, restoration or alteration, diminish the value of the Property or materially diminish the Total GLA without Beneficiary's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, provided, however, that for any Renovation which would temporarily diminish the value of the Property or temporarily would materially diminish the Total GLA, Grantor shall be permitted to perform same provided (a) no Event of Default has occurred and is continuing at the time of the proposed Renovation, (b) Grantor shall have entered into one or more Leases with respect to the leasing of all or a portion of the space demised under the Leases which were terminated in connection with the Renovation (the "AFFECTED LEASES") which are in form and substance substantially similar to the Affected Leases and which provide for rental and other payments thereunder, net of any rebates, credits and other concessions granted by Grantor thereunder, equal to not less than eighty-five percent (85%) of the Rent due under the Affected Leases and Grantor shall have delivered a copy of such lease or leases to Beneficiary, (c) Grantor shall have delivered to Beneficiary cash collateral or an unconditional, irrevocable, clean sight draft letter of credit in form and substance, and issued by a bank, acceptable to Beneficiary, in an amount equal to the Rent that would have been payable pursuant to the Affected Leases during
(I) the anticipated term of the Renovation, as reasonably determined by Beneficiary, plus (II) an additional six (6) month period (which cash collateral or letter of credit are hereinafter referred to as the "RENOVATION FUNDS") and
(d) all Renovations shall be performed in compliance with Legal Requirements. Grantor hereby grants to Beneficiary a security interest in all of Grantor's right, title and interest in the Renovation Funds and irrevocably authorizes Beneficiary, following an Event of Default, to apply any or all of the Renovation Funds to cure any Event of Default or, following the acceleration of the Debt in accordance with Article VIII hereof, toward the payment of the Debt, as Beneficiary shall, in its sole discretion, determine, but without obligation to do so. Following (X) delivery to Beneficiary of copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Property as so renovated and
(Z) commencement of the payment of Rent payable under the lease or leases which replaced the Affected Leases without rebate, credit or other concession granted by Grantor thereunder, Beneficiary shall return the balance of the Renovation Funds not applied in accordance with the immediately preceding sentence, if any, to Grantor.

               (d) Grantor represents and warrants to Beneficiary that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Property, except for the Equipment and equipment leased by Grantor for the management, operation or maintenance of the Property in accordance with the Loan Documents; (ii) the Equipment and the leased equipment constitutes all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance of the Property; and (iii) all of the Equipment is free and clear of all liens, except for the lien of this Deed of Trust and the Permitted Encumbrances. All rights, title and interest of Grantor in and to all extensions, improvements, betterment, renewals, appurtenances to, the Property hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor in the Property, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, conveyance, assignment or other act by Beneficiary or Grantor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in this Deed of Trust, but at any and all times Grantor shall execute and deliver to Beneficiary any documents Beneficiary may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Deed of Trust.

               (e) Notwithstanding the provisions of this Deed of Trust to the contrary, Grantor shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Property. Grantor shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims; except that, if by reason of technological or other developments, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Property, Grantor shall not be required to replace the same. All such replacements or additional equipment shall ne deemed to constitute "Equipment" and shall be covered by the security interest herein granted.

          8. TRANSFER OR ENCUMBRANCE OF THE PROPERTY. (a) Except as permitted under the terms and provisions of the Loan Agreement, Grantor shall not, without the prior written consent of Beneficiary, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Property or any part thereof, or permit the Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred other than in connection with a release of the Property pursuant to Section 2.4 of the Loan Agreement.

               (b) Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Grantor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property without Beneficiary's consent in instances where Beneficiary's consent is required.
This provision shall apply to every such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property.

               (c) Beneficiary's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property shall not be deemed to be a waiver of Beneficiary's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property made in contravention of this paragraph shall be null and void and of no force and effect.

               (d) Grantor agrees to bear and shall pay or reimburse Beneficiary promptly following demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer which requires Beneficiary's consent under the Loan Documents.

          9. CHANGES IN LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary's interest in the Property, Grantor will pay such tax, with interest and penalties thereon, if any. In the event Beneficiary is advised by counsel chosen by it that the payment of such tax or interest and penalties by Grantor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

          10. NO CREDITS ON ACCOUNT OF THE DEBT. Grantor will not claim or demand or be entitled to any credit or credits against the outstanding balance of the Debt on account of Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, by Grantor for real estate tax purposes by reason of this Deed of Trust or the Debt. In the event such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

          11. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

          12. CONTROLLING AGREEMENT. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this PARAGRAPH 12 shall control every other covenant and agreement in this Deed of Trust and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Beneficiary's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by applicable law, then it is Grantor's and Beneficiary's express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note, this Deed of Trust and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

          13.  INTENTIONALLY OMITTED.

          14. FURTHER ACTS, ETC. Upon foreclosure, the appointment of a receiver or any other relevant action, Grantor will, at the cost of Grantor and without expense to Beneficiary, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Property. Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary at law and in equity, including, without limitation, such rights and remedies available to Beneficiary pursuant to this paragraph.

          15. RECORDING OF DEED OF TRUST, ETC. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Property. Grantor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law so to do. Grantor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Deed of Trust.

          16. REPORTING REQUIREMENTS. Grantor agrees to give prompt notice to Beneficiary of the insolvency or bankruptcy filing of Grantor.

          17. EVENTS OF DEFAULT. Each of the following events shall constitute an event of default hereunder (each an "EVENT OF DEFAULT"):

               (a)  if any portion of the Debt is not paid when due;

               (b) if any of the Taxes or Other Charges are not paid prior to delinquency, subject to Grantor's right to contest same in accordance with
Section 5.1(b) of the Loan Agreement;

               (c)  if the Policies are not kept in full force and effect;

               (d) if, without Beneficiary's prior written consent, except as permitted under the terms and provisions of the Loan Agreement, (A) Grantor transfers or encumbers any portion of the Property or (B) any direct or indirect interest in Grantor is transferred or assigned except as expressly permitted under Section 6.1(j) of the Loan Agreement;

               (e) if any representation or warranty of Grantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument, agreement or document furnished by Grantor to Beneficiary in connection with this Deed of Trust or any other Loan Document shall have been false or misleading in any material respect as of the date the representation or warranty was made;

               (f) if Grantor shall make an assignment for the benefit of creditors, or if Grantor shall generally not be paying its debts as they become due;

               (g) if a receiver, liquidator or trustee of Grantor shall be appointed or if Grantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Grantor or if any proceeding for the dissolution or liquidation of Grantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Grantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

               (h) if Grantor shall be in default beyond any notice or grace period, if any, under any other mortgage or security agreement covering any part of the Property whether it be superior or junior in lien to this Deed of Trust;

               (i) if the Property becomes subject to any mechanic's, materialman's or other lien and such lien is not discharged (by payment, bonding, or otherwise) for ten (10) days, except a lien for real estate taxes and assessments not then due and payable and liens contested in accordance with the Loan Agreement;

               (j) except as permitted in this Deed of Trust, if Grantor performs or permits the performance of any material demolition or removal of any of the Improvements without the prior consent of Beneficiary;

               (k) if any Borrower shall default under any term, covenant, or provision of the Note, the Loan Agreement, or any of the other Loan Documents, and such default shall continue beyond any applicable cure periods contained in such documents;

               (l) if Grantor fails to cure a default under any other term, covenant or provision of this Deed of Trust within ten (10) days after notice to Grantor, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice in the case of any other default; PROVIDED, HOWEVER, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Grantor shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Grantor in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days;

               (m) if an Event of Default as defined or described in any of the other Loan Documents occurs, whether as to a Borrower or a Property.

          18.  INTENTIONALLY OMITTED.

          19. RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest thereon at the Default Rate for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary upon demand.

          20. REMEDIES. (a) Upon the occurrence of any Event of Default, Beneficiary or Trustee, as the case may be, may take such action, without notice or demand, as Beneficiary deems advisable to protect and enforce Beneficiary's rights against Grantor and in and to the Property by Beneficiary or Trustee, as the case may be, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

               (i) declare the entire Debt to be immediately due and payable;

               (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

               (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

               (iv) execute a written notice of such Event of Default and of the election to cause the Property to be sold to satisfy the Debt. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee's sale.
                         When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Grantor except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Grantor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding postponement. The power of sale under this Deed of Trust shall not be exhausted by any one or more sales (or attempts to sell) as to all or any portion of the Property remaining unsold, but shall continue unimpaired until all of the Property has been sold by exercise of the power of sale in this Deed of Trust and all of the Debt has been paid and discharged in full. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Grantor or Beneficiary may purchase at the sale;

               (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;

               (vi) to the extent permitted by applicable law, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Deed of Trust;

               (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Grantor or of any person, firm or other entity liable for the payment of the Debt;

               (viii) enforce Beneficiary's interest in the Leases and Rents and enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (E) apply the receipts from the Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees;

               (ix) require Grantor to vacate and surrender possession to Beneficiary of the Property or to such receiver and, in default thereof, evict Grantor by summary proceedings or otherwise or require Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Grantor; or

               (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code, including, without limitation, the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Grantor relating to the Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Deed of Trust shall continue as a lien on the remaining portion of the Property.

               (b) The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Beneficiary or Trustee, as the case may be, under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper, except as otherwise required by law.

               (c) Beneficiary or Trustee at the direction of Beneficiary, may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

               (d) Upon the completion of any sale or sales pursuant hereto, Beneficiary or Trustee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. In addition to the powers granted to Trustee, Beneficiary is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

               (e) Upon any sale made under or by virtue of this paragraph, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

               (f) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Property or upon any other property of any Borrower shall affect in any manner or to any extent the lien of this Deed of Trust upon the Property or any part thereof, or any liens, rights, powers or remedies of Trustee or Beneficiary hereunder, but such liens, rights, powers and remedies of Trustee or Beneficiary shall continue unimpaired as before.

               (g) Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this PARAGRAPH 20 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

               (h) Beneficiary may resort to any remedies and the security given by the Note, this Deed of Trust or in any of the other Loan Documents in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Deed of Trust or in any of the other Loan Documents. The failure of Beneficiary to exercise any right, remedy or option provided in the Note, this Deed of Trust or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Deed of Trust or any of the other Loan Documents. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor, or Grantor's liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to Grantor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Property or the liability of Grantor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Beneficiary in exercising its rights and remedies under this PARAGRAPH 20 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Grantor immediately upon notice from Beneficiary, with interest at the Default Rate for the period after notice from Beneficiary and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

               (i) The interests and rights of Beneficiary under the Note, this Deed of Trust or any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Property or any portion thereof; or
(iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

          21. RIGHT OF ENTRY. In addition to any other rights or remedies granted under this Deed of Trust, Beneficiary and its agents shall have the right after reasonable prior notice to Grantor to enter and inspect the Property at any reasonable time during the term of this Deed of Trust. The reasonable cost of such inspections or audits shall be borne by Grantor should Beneficiary reasonably determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Beneficiary. The reasonable cost of such inspections, if not paid for by Grantor following demand, may be added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Rate.

          22. SECURITY AGREEMENT. This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. Grantor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called in this paragraph the "COLLATERAL"). Grantor hereby agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary's security interest herein granted. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures.

Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Grantor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand any and all expenses, including attorneys' fees and disbursements, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral sent to Grantor in accordance with the provisions hereof at least ten
(10) days prior to such action, shall constitute commercially reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. In the event of any change in name, identity or structure of any Grantor, such Grantor shall notify Beneficiary thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Grantor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Grantor's obligations under the Note, this Deed of Trust and the other Loan Documents. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Beneficiary, as secured party, in connection with the Collateral covered by this Deed of Trust.

          23. ACTIONS AND PROCEEDINGS. If Grantor fails to act within a reasonable time, Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in Beneficiary's name or, if required by law, in the name and on behalf of Grantor, which Beneficiary, in its reasonable discretion, decides should be brought to protect their interest in the Property. Beneficiary shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

          24. WAIVER OF SETOFF AND COUNTERCLAIM. All amounts due under this Deed of Trust, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Grantor hereby waives the right to assert a setoff, counterclaim (other than a mandatory or compulsory counterclaim) or deduction in any action or proceeding in which Beneficiary is a participant, or arising out of or in any way connected with this Deed of Trust, the Note, any of the other Loan Documents, or the Debt.

          25. RECOVERY OF SUMS REQUIRED TO BE PAID. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

          26. MARSHALLING AND OTHER MATTERS. (a) Grantor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Grantor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law.

          (b) Grantor acknowledges that this Deed of Trust secures the Debt. Grantor agrees that the lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Beneficiary of any other security for any portion of the Debt, or by any failure, neglect or omission on the part of Beneficiary to realize upon or protect any portion of the Debt or any collateral security therefor. The lien of this Deed of Trust shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor.

          27.  INTENTIONALLY OMITTED.

          28.  INTENTIONALLY OMITTED.

          29.  INTENTIONALLY OMITTED.

          30.  INTENTIONALLY OMITTED.

          31. INDEMNIFICATION. (a) In addition, and without limitation, to any other provision of this Deed of Trust or any other Loan Document, Grantor shall protect, indemnify and save harmless Beneficiary, Trustee and their successors and assigns, and their agents, employees, officers and directors, from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expense (including, without limitation, reasonable attorneys' fees and disbursements, whether incurred within or outside the judicial process), imposed upon or incurred by or asserted against Beneficiary, Trustee and their assigns, or any of their agents, employees, officers or directors, by reason of (a) ownership of this Deed of Trust, the Assignment of Lease, the Property or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways;
(c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, or ways; (d) any failure on the part of Grantor to perform or comply with any of the terms of this Deed of Trust or the Assignment of Lease; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof; (g) any Taxes or Other Charges including, without limitation, any Taxes or Other Charges attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Property or any part thereof under any Legal Requirement or any liability asserted against Beneficiary or Trustee with respect thereto; or (i) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Notwithstanding the foregoing provisions of this Section 31 to the contrary, Grantor shall have no obligation to indemnify Beneficiary pursuant to this Section 31 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses
(1) which result from Beneficiary's, and its successors' or assigns' willful misconduct or gross negligence or, (2) which are attributable to acts or events which occur after the payment in full of the Debt or earlier termination of this Deed of Trust (except to the extent fairly attributable to acts or events or liabilities or damages occurring or accruing prior thereto and except as may be provided in any other Loan Document), (3) resulting from a transfer by Beneficiary of all or any part of its interest in this Deed of Trust, the Note, the other Loan Documents or the Property, other than any such transfer either required by this Deed of Trust or any other Loan Document or made while an Event of Default shall have occurred and be continuing, (4) for Beneficiary's income franchise, net revenue, capital levy, estate, inheritance or succession taxes and (5) which arise under or are connected to the Securities Act or any other securities laws, rules or regulations. Beneficiary shall credit against any payments due under this Section 31 any insurance recoveries actually received by beneficiary in respect of the related claim under or from insurance paid for by Grantor or assigned to Beneficiary by Grantor.

               (b) In the event that any action, suit or proceeding shall be brought against Beneficiary for which Beneficiary is indemnified herein, Beneficiary shall notify Grantor of the commencement thereof, and Grantor shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to Beneficiary, to participate in, and, to the extent that Grantor desires to, assume and control the defense thereof; provided, however, that Grantor shall have acknowledged in writing its obligation to fully indemnify Beneficiary hereunder in respect of such action, suit or proceeding, and, provided further, that Grantor shall not be entitled to participate in the defense of any such action, suit or proceeding if (i) in the reasonable opinion of Beneficiary, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any risk of civil liability on Beneficiary or will involve a risk of the sale, forfeiture or loss of, or the creation of any lien (other than a Permitted Encumbrance) on the Property or any part thereof unless Grantor shall have posted a bond or other security satisfactory to Beneficiary in respect to such risk except with respect to any risk of imposition of criminal liability on Beneficiary as to which Grantor shall not be entitled to so participate, (y) the control of such action, suit or proceeding would involve a bona fide conflict of interest or (z) such action, suit or proceeding involves claims, obligations, costs or expenses which exceed an amount equal to the product of (A) $40,000,000 and (B) a fraction, the numerator of which is (1) the aggregate Initial Allocated Loan Amounts less (2) the aggregate Initial Allocated Loan Amounts of all Properties which have been Released from the liens of the Mortgages as of the date of such determination, and the denominator of which is the aggregate Initial Allocated Loan Amounts (which amount is herein referred to as the "LITIGATION THRESHOLD"), (ii) such proceeding involves claims, obligations, costs or expenses not fully indemnified by Grantor which Grantor and Beneficiary have been unable to sever from the indemnified claim(s), (iii) an Event of Default has occurred and is continuing,
(iv) such action, suit or proceeding involves matters which are unrelated to the overall transaction contemplated by this Deed of Trust and the other Loan Documents and if determined adversely could be detrimental to the interests of Beneficiary notwithstanding indemnification by Grantor. Beneficiary may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Grantor in accordance with the foregoing. The party controlling any such action, suit or proceeding shall keep the other party or parties hereto fully informed of the status of any such proceeding.

               (c)  In the event that, pursuant to Subsection (b)(i)(z) of this
Section 31, Grantor is not entitled to assume and control the defense of any such action, suit or proceeding, Grantor shall be permitted to assume and control such defense if Grantor either (i) delivers to Beneficiary an opinion letter from counsel reasonably acceptable to Beneficiary or a certificate or opinion from such other Person as shall be acceptable to Beneficiary that, in such counsel's or other Person's opinion, there is no reasonable likelihood that
(A) the claimant would prevail on such action, suit or proceeding or (B) Beneficiary's potential, uninsured liability would not exceed the Litigation Threshold, which opinion or certificate shall be in form and substance satisfactory to Beneficiary or (ii) Grantor executes and delivers an agreement with Beneficiary, in form and substance satisfactory to Beneficiary, that Grantor's liability for fully indemnifying Beneficiary in respect of such action, suit or proceeding shall be a recourse obligation of Grantor not subject to the provisions of Section 50 hereof.

               (d) Each of Grantor and Beneficiary shall, at Grantor's sole cost and expense, make available to the other party such information and documents reasonably requested by the other party as are necessary or advisable for the other party to participate in any action, suit or proceeding to the extent permitted by this Section 31. Unless an Event of Default shall have occurred and be continuing, Beneficiary shall not enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under this Section 31 without five (5) days' prior written notice to Grantor unless Beneficiary waives its right to be indemnified under this Section 31 with respect to such claim. Upon payment in full of any claim by Grantor pursuant to this Section 31, to or on behalf of Beneficiary, Grantor, without any further action, shall be subrogated to any and all claims that Beneficiary may have relating thereto (other than claims in respect of insurance policies maintained by Beneficiary at its own expense), and Beneficiary shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with Grantor and give such further assurances as are reasonably necessary or advisable to enable Grantor to pursue such claims vigorously. Any amount payable to Beneficiary pursuant to this Section 31 shall be paid by Grantor to the indemnified party promptly upon
(i) the adverse determination of such action, suit or proceeding against the indemnified party if, pursuant to this Section 31, Grantor assumed and controlled the defense thereof, or (ii) Grantor's receipt of a written demand therefor from Beneficiary, accompanied by a written statement describing the basis for such indemnity and the computation of the amount so payable.

               Any amounts payable to Beneficiary by reason of the application of this Section 31 shall constitute a part of the Debt secured by the Mortgages and other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by the indemnified party, until paid. The provisions of this Section 31 shall survive the termination of this Deed of Trust and the other Loan Documents whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise.

          32. NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

          If to Beneficiary:

               Nomura Asset Capital Corporation
               Two World Financial Center
               Building B
               New York, New York  10281
               Attention:  Barry Funt

          with copies to:

               Nomura Asset Capital Corporation
               600 East Las Colinas Boulevard
               Suite 300
               Irving, Texas  75039

          and:

               Nomura Asset Capital Corporation
               311 South Wacker Drive
               Suite 5400
               Chicago, Illinois  60601
               Attention:  David Murdoch

          If to Grantor:

               c/o  Horizon Group Properties, Inc.
               5000 Hakes Drive
               Norton Shores, Michigan 49441
               Attention:  Chairman

          with copies to:

               c/o  Horizon Group Properties, Inc.
               5000 Hakes Drive
               Norton Shores, Michigan 49441
               Attention:  Chief Executive

          and

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601
               Attention:  Wayne D. Boberg

          If to Trustee:

               __________________________
               __________________________
               __________________________

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. All notices to Trustee shall be deemed to have been properly given if personally delivered or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, addressed to Trustee at the address of Trustee hereinabove set forth or to such other address as Trustee shall have last designated by written notice to Grantor and Beneficiary given as herein required.

          33. AUTHORITY. (a) Grantor (and the undersigned representative of Grantor, if any) represent and warrant that it (or they, as the case may be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Grantor's part to be performed; and (b) Grantor represents and warrants that Grantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

          34. WAIVER OF NOTICE. Grantor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust or any other Loan Document specifically and expressly provides for the giving of notice by Beneficiary to Grantor and except with respect to matters for which Beneficiary is required by applicable law to give notice. To the extent permitted by applicable law, Grantor hereby expressly waives the right to receive any notice from Beneficiary with respect to any matter for which this Deed of Trust or other Loan Document does not specifically and expressly provide for the giving of notice by Beneficiary to Grantor.

          35.  INTENTIONALLY OMITTED.

          36. SOLE DISCRETION OF BENEFICIARY AND TRUSTEE. Wherever pursuant to this Deed of Trust, Beneficiary or Trustee exercise any right given to it to consent or not consent or approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary or Trustee, the decision of Beneficiary or Trustee to consent or not consent, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary and Trustee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          37. NON-WAIVER. The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor's obligations hereunder by reason of (a) the failure of Beneficiary to comply with any request of Grantor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note, or any of the other Loan Documents, (b) except in connection with the release of this Deed of Trust or the full repayment (or complete defeasance) of the Debt, the release, regardless of consideration, any collateral securing the Debt or of any person other than Grantor liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or any of the other Loan Documents. Beneficiary may resort for the payment of the Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its sole discretion, may elect. Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Trustee thereafter to foreclose this Deed of Trust.
 The rights and remedies of Beneficiary or Trustee, as the case may be, under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary or Trustee, as the case may be, shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity except as such rights may be expressly limited herein or in the other Loan Documents.

          38. NO ORAL CHANGE. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor, Trustee or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          39. LIABILITY. If Grantor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Beneficiary's consent to any transfer of the Property, this Deed of Trust shall be binding upon and inure to the benefit of Grantor and Beneficiary and their respective successors and assigns forever.

          40. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, the Note and this Deed of Trust shall be construed without such provision.

          41. HEADINGS, ETC. The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

          42. DUPLICATE ORIGINALS. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

          43. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "GRANTOR" shall mean "each Grantor and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "BENEFICIARY" shall mean "Beneficiary and any subsequent holder of the Note," the word "TRUSTEE" shall mean "Trustee and any substitute Trustee," the word "NOTE" shall mean "the Note and any other evidence of indebtedness secured by this Deed of Trust," the word "PERSON" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words "PROPERTY" shall include any portion of the Property and any interest therein which has not been released from the lien of this Deed of Trust and the words "ATTORNEYS' FEES" shall include any and all recorded attorneys' fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          44. HOMESTEAD. Grantor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Debt, or any part hereof.

          45. ASSIGNMENTS. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust provided that no such assignment or transfer shall increase, decrease or otherwise affect Grantor's obligations under this Deed of Trust or the other Loan Documents. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

          46. WAIVER OF JURY TRIAL. GRANTOR AND, BY ITS ACCEPTANCE HEREOF, BENEFICIARY, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF

ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS DEED OF TRUST, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GRANTOR AND BENEFICIARY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

          47. MISCELLANEOUS. (a) Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary's consent or approval in any like matter arising at a subsequent date, and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to the Person and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary a venturer or partner with Grantor nor shall privity of contract be presumed to have been established with any such third party. If Beneficiary deems reasonably necessary to retain assistance of persons, firms or corporations (including, without limitation, attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Grantor shall reimburse Beneficiary for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

               (b) Grantor covenants and agrees that during the term of this Deed of Trust, unless Beneficiary shall have previously consented in writing,
(i) Grantor will take no action that would cause it to become an "EMPLOYEE BENEFIT PLAN" as defined in 29 C.F.R. Section 2510.3-101, or "ASSETS OF A GOVERNMENTAL PLAN" subject to regulation under the state statutes, and
(ii) Grantor will not sell, assign or transfer the Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Beneficiary its written assumption of the obligations of this covenant.

               (c) The Loan Documents contain the entire agreement between Grantor and Beneficiary relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

          48. DEFEASANCE; RELEASE OF THIS DEED OF TRUST. This Deed of Trust will be satisfied and discharged of record by Beneficiary or Trustee, as the case may be in accordance with the terms and provisions set forth in Sections
2.3 and 2.4 of the Loan Agreement.

          49. NO ELECTION OF REMEDIES. (a) Without limiting any other right or remedy provided to Beneficiary in this Deed of Trust or the other Loan Documents, in the case of an Event of Default (i) Beneficiary shall have the right to pursue all of its rights and remedies under this Deed of Trust and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Beneficiary, in its sole and absolute discretion, shall determine from time to time, (ii) Beneficiary shall not be required to either marshall assets, sell the Property in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any "one action" or "election of remedies" law or rule with respect to the Property, (iii) the exercise by Beneficiary or Trustee, as the case may be, of any remedies against any one item of Property will not impede Beneficiary from subsequently or simultaneously exercising remedies against any other item of Property, (iv) all liens and other rights, remedies or privileges provided to Beneficiary herein shall remain in full force and effect until Beneficiary has exhausted all of its remedies against the Property and all Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt, and (v) Beneficiary may resort for the payment of the Debt to any security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect and Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust.

               (b) Without notice to or consent of Grantor and without impairment of the lien and rights created by this Deed of Trust, Beneficiary may, at any time (in its sole and absolute discretion, but Beneficiary shall have no obligation to), execute and deliver to Grantor a written instrument releasing and reconveying all or a portion of the lien of this Deed of Trust as security for any or all of the obligations of Grantor now existing or hereafter arising under or in respect of the Note, the Loan Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Beneficiary or Trustee, at the direction of Beneficiary, to Grantor of any such written instrument of release, this Deed of Trust shall no longer secure such obligations of Grantor so released.

          50.  EXCULPATION.   [Notwithstanding anything herein to the contrary,
Beneficiary shall not enforce the liability and obligations contained in the Note, the Loan Agreement, this Deed of Trust or the other Loan Documents except as provided in Section 9.4 of the Loan Agreement.][THIS PARAGRAPH WILL BE DELETED FOR BRIDGE LOAN MORTGAGES]

          51. GOVERNING LAW. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT (INCLUDING NON-JUDICIAL FORECLOSURE OF LIENS) OF THIS DEED OF TRUST, THIS DEED OF TRUST SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.
IT IS UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF ILLINOIS SHALL GOVERN ALL MATTERS RELATING TO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. GRANTOR, AND, BY ITS ACCEPTANCE HEREOF, BENEFICIARY, EACH HEREBY SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF ILLINOIS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF ILLINOIS (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PARTY'S OBLIGATIONS HEREUNDER AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF SUCH PARTY. GRANTOR, AND, BY ITS ACCEPTANCE HEREOF, BENEFICIARY, EACH HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEED OF TRUST (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS DEED OF TRUST MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, GRANTOR, AND, BY ITS ACCEPTANCE HEREOF, BENEFICIARY, EACH AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER SUCH PARTY OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED UPON SUCH PARTY AT THE APPLICABLE ADDRESS SET FORTH IN SECTION 32 ABOVE. GRANTOR, AND, BY ITS ACCEPTANCE HEREOF, BENEFICIARY, EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS DEED OF TRUST.

          52. TRUSTEE; SUCCESSOR TRUSTEE. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever, except if the result of Trustee's gross negligence or willful misconduct. Trustee shall not be

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

personally liable in case of entry by him or anyone acting by virtue of the powers herein granted him upon the Property for debts contracted or liability or damages or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by him in the performance of his duties hereunder. Grantor will, from time to time, reimburse Trustee for and save and hold him harmless from and against any and all loss, cost, liability, damage and reasonable expense whatsoever incurred by him in the performance of his duties. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by him hereunder. Trustee may resign by giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to exercise the same when requested by Beneficiary or if for any or no reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall, without any formality or notice to Grantor or any other person, have full power to appoint a substitute trustee and, if Beneficiary so elects, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Each appointment and substitution shall be evidenced by an instrument in writing which shall recite the parties to, and the book and page of record of, this Deed of Trust, and the description of the real property herein described, which instrument, executed and acknowledged by Beneficiary and recorded in the Official Records of the county in which this Deed of Trust is recorded, shall (i) be conclusive proof of the proper substitution and appointment of such successor Trustee or Trustees, (ii) duly assign and transfer all the estates, properties, rights, powers and trusts of Trustee so ceasing to act and (iii) be notice of such proper substitution and appointment to all parties in interest. In addition, such Trustee ceasing to act shall duly assign, transfer, and deliver any of the property and monies held by Trustee to the successor Trustee so appointed in its or his place. The Trustee may act in the execution of this trust and may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including without limitation, the transmittal and posting of any notices and it shall not be necessary for any Trustee to be present in person at any foreclosure sale.

          53. DECLARATION OF SUBORDINATION. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation proceeds), to any and all leases of all or any part of the Property upon the execution by Beneficiary or Trustee and recording thereof, at any time hereafter in the appropriate official records of the County wherein the Property are situated, of a unilateral declaration to that effect.

          54. STATE SPECIFIC RIDER. The provisions of the State Specific Rider attached hereto as EXHIBIT B are hereby incorporated herein by reference.

          IN WITNESS WHEREOF, Grantor has executed this instrument the day and year first above written.

                         [_________________________], a Delaware [____________]

                         By: Horizon Group Properties, L.P., a Delaware limited partnership, its [_________]

                              By: Horizon Group Properties, Inc., a Maryland corporation, its general partner


                              By:________________________________
                                   Name:
                                   Title:

STATE OF                      )
                                         )  ss.:
COUNTY OF                     )


          This instrument has been acknowledged before me on this _____ day
of           , 1998, by ____________, the __________ of Horizon Group
Properties, Inc., a Maryland corporation, in its capacity as the general partner of Horizon Group Properties, L.P., a Delaware limited partnership, in its capacity as _______________ of _____________________ on behalf of such entity.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal of
office this ____ day of           , 1998.


                              _____________________________
                              Notary Public

[Notarial Seal]

                                      EXHIBIT A

                                  LEGAL DESCRIPTION

                                      EXHIBIT B

                                        RIDER